                                                                  Exhibit 10.34


                                   GRID NOTE


$1,400,000                                                        August 7, 1996


          FOR VALUE RECEIVED, the undersigned, RAMSAY MANAGED CARE, INC. (the "Maker"), hereby promises to pay to order of PAUL RAMSAY HOSPITALS PTY. LIMITED (the "Lender") the principal sum of One Million Four Hundred Thousand Dollars ($1,400,000) or, if less, the aggregate outstanding principal amount of all loans made by the Lender to the Maker from time to time after the date hereof pursuant to this Grid Note. The Maker also promises to pay interest on the unpaid principal amount hereof at the rate of 12% per annum until the principal has been paid in full. Principal and interest shall be payable on demand. Any principal amount repaid hereunder may not be reborrowed.

          Payments hereunder shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the offices of the Lender, 7th Floor, 154 Pacific Highway, Greenwich, NSW 2065 Australia (or at such other office as the Lender may from time to time designate by notice to the Maker).

          The Lender shall endorse the amount and the date of the making of each loan to the Maker pursuant to this Grid Note, and each payment of principal with respect thereto, on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the
                                   ----- -----
information so endorsed provided, however, that any failure to endorse such
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information on such schedule or continuations thereof shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Grid Note.

          Section 1.  Prepayment.
          ---------   ----------

          1.1  Optional.  This Grid Note may be prepaid in full or in part, at
               --------
any time and from time to time and without notice, at the option of the Maker, without charge, premium or penalty therefor. Any prepayment shall be applied first to accrued and unpaid interest and thereafter to principal.

          Section 2.  Events of Default, Etc.
          ---------   ----------------------

          2.1  Events of Default. If any one or more of the following events
               -----------------
("Events of Default") shall happen:

          (a) default shall be made by the Maker in the payment of principal or interest under this Grid Note when and as the same shall become due and payable; or

          (b) a breach shall be made by the Maker with respect to any obligation, representation, warranty or covenant under this Grid Note, other than a default under Section 2.1 (a) hereof; or

          (c) (i) the Maker shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Maker any case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment or which remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) the Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then in each and every case the unpaid principal of this Grid Note together with all accrued and unpaid interest shall become immediately due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

          2.2  Collection Costs.  The Maker covenants that if default be made
               ----------------
under this Grid Note, the Maker will pay to the Lender such further amount, to the extent lawful, as shall be sufficient to cover the cost and expense of collection, including reasonable compensation to counsel to the Lender for all services rendered in that connection.

          Section 3. Miscellaneous.
          ---------  -------------

          3.1  Taxes.  Any and all payments by the Maker hereunder shall be made
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free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by net income or overall gross receipts of the Lender and franchise taxes imposed on the Lender by the United States or the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Maker shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender
(i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Maker shall make such deductions and (iii) the Maker shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law. In addition, the Maker agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Grid Note (hereinafter referred to as "Other Taxes"). Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Maker in respect of any payment to the Lender, the Maker will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

          3.2  No Waiver.  No waiver by the Lender of any breach hereof or
               ---------
default hereunder shall be deemed a waiver of any preceding or succeeding breach or default and no failure of the Lender to exercise any right or privilege hereunder shall be deemed a waiver of the Lender's rights to exercise the same or any other right or privilege at any subsequent time or times.

          3.3  Notices.  All notices, requests or instructions hereunder shall
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be in writing and delivered personally, by recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, as follows:

               (1)  If to the Maker:

                    Ramsay Managed Care, Inc.
                    Entergy Corporation Building
                    639 Loyola Avenue
                    Suite 1725
                    New Orleans, Louisiana  70113
                    Attention:  President

               (2)  If to the Lender:

                    Paul Ramsay Hospitals Pty. Limited
                    7th Floor
                    154 Pacific Highway
                    Greenwich, NSW 2065
                    Australia
                    Attention:  President

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or sent by recognized overnight courier, and three business days after the date of mailing, if mailed.

          3.4  Waiver of Presentment and Notice of Dishonor.  The Maker and all
               --------------------------------------------
endorsers, guarantors and any other parties that may be liable under this Grid Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Grid Note.

          3.5  Binding Effect; Assignment.  This Grid Note shall be binding upon
               --------------------------
the Maker and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

          3.6  Governing Law.  This Grid Note shall be construed and enforced in
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accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

          3.7  Cumulative Powers.  All powers and remedies given hereunder to
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the Lender shall, to the extent permitted by law, be deemed cumulative and shall not be exclusive of any other powers and remedies available to the Lender hereunder, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Grid Note, and every power and remedy given hereunder or by law to the Lender may be exercised from time to time, and as often as shall be deemed expedient by the Lender.

                            *          *          *

          IN WITNESS WHEREOF, the Maker has caused this Grid Note to be duly executed and delivered as of the date first above written.



                              RAMSAY MANAGED CARE, INC.


                              By:_______________________________
                                 Name:  Warwick D. Syphers
                                 Title: Executive Vice President

                         Schedule of Loans and Payments
                         ------------------------------



                                  Amount of   Unpaid
                                  Principal  Principal
      Date        Amount of Loan    Paid      Balance
- ----------------  --------------  ---------  ---------

August 7, 1996       $400,000             -   $400,000
August 8, 1996       $400,000             -   $800,000